Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
DYNAMEX INC.
(a Delaware corporation)
ARTICLE I
OFFICES
     1.1 Registered Office. The registered office of Dynamex Inc. (the “Corporation”) in the State of Delaware shall be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).
     1.2 Other Offices. The Corporation may also have another office or offices, and keep the books and records of the Corporation, except as may be required by law, at such other place or places either within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or as the business of the Corporation may from time to time require.
ARTICLE II
STOCKHOLDERS
     2.1 Place of Meetings. All meetings of stockholders of the Corporation shall be held at such place, if any, as may be designated from time to time by the Board or the Ranking Officer or, if not so designated, at the principal office of the Corporation.
     2.2 Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board or the Ranking Officer. For purposes of these Bylaws, “Ranking Officer” means the Chairman of the Board or, if none, the President.
     2.3 Special Meetings. Special meetings of stockholders of the Corporation may be called at any time by the Board or the Ranking Officer, and shall be held on such date and at such time as the Board or Ranking Officer shall fix. Business transacted at any special meeting of stockholders of the Corporation shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
     2.4 Notice of Meetings. Except as otherwise provided by law or these Bylaws, written notice of all meetings of stockholders of the Corporation shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.
     2.5 Voting List. The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept open for examination at the meeting as required by the DGCL.
     2.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders of the Corporation. If a quorum is not present or represented by proxy at a meeting of stockholders, then the chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with Section 2.7 of these Bylaws, without notice other than announcement at the meeting, until a quorum is present or represented.
     2.7 Adjournments. Any meeting of stockholders of the Corporation, whether or not a quorum is present, may be adjourned for any reason from time to time to another time or to another place, if any, by either the chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
     2.8 Voting and Proxies. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled to one (1) vote for, in person or by proxy, each share of stock entitled to vote held of record by such stockholder. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from its date, unless the proxy expressly provides for a longer period.
     2.9 Action at Meeting. Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation, when a quorum is present at a meeting of stockholders of the Corporation, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or represented by proxy and voting on such matter. When a quorum is present at a meeting of stockholders of the Corporation, an election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.
     2.10 Conduct of Meetings; Inspectors.
          (a) Meetings of stockholders of the Corporation shall be presided over by the Chairman of the Board, if any, or, in the Chairman’s absence, by a person designated by the Board or, in the absence of a person so designated by the Board, by a chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or represented by proxy. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
          (b) The Board may adopt from time to time by resolution or resolutions such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate or convenient, including, without limitation, such guidelines and procedures as it may deem appropriate or convenient regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
          (c) In advance of any meeting of stockholders, the Board or the Ranking Officer shall appoint one or more inspectors of election to act at a meeting of stockholders of the Corporation and make a written report thereof. One or more other persons may be designated as alternate inspectors to act at such meeting. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Except to the extent prohibited by law, inspectors may be officers, employees, or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by the DGCL and shall announce the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting.
     2.11 Action by Consent in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the attention of the Secretary at the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
ARTICLE III
DIRECTORS
     3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.
     3.2 Number, Election and Term. Unless otherwise provided in the Certificate of Incorporation, the number of directors on the Board shall be fixed from time to time by resolution or resolutions of the Board. Each director shall be elected at each annual meeting of stockholders except as provided in Section 3.5 of these Bylaws. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.
     3.3 Quorum and Voting. Each director shall be entitled to one (1) vote except as otherwise provided in the Certificate of Incorporation. Except as otherwise required by law, the Certificate of Incorporation, or the Bylaws, a majority of the directors at anytime shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at a duly called meeting at which a quorum is present shall be regarded as the act of the Board. If at any meeting of the Board there shall be less than such a quorum, a majority of the directors present may adjourn the meeting to another time and place, if any, without further notice other than announcement at the meeting.

     3.4 Removal. Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board may be removed, with or without cause, by the holders of a majority in voting power of all issued and outstanding stock entitled to vote at an election of directors.
     3.5 Vacancies. Except as otherwise provided by the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal.
     3.6 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Ranking Officer or the Secretary of the Corporation. Such resignation shall be effective at the time specified in such notice or, if not specified, upon receipt thereof. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
     3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, if any, as shall be determined from time to time by the Board; provided, however, any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place, if any, as the annual meeting of stockholders.
     3.8 Special Meetings. Special meetings of the Board may be held at any time and place, if any, designated in a call by the Chairman of the Board, if any, two or more directors, or by the sole remaining director.
     3.9 Notice of Special Meetings. Notice of any special meeting of the Board shall be given to each director by the Secretary of the Corporation or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person, by telephone, or by electronic mail at least 24 hours in advance of the meeting, (b) by sending a telegram, telecopy, electronic transmission, or other form of recorded communication or by delivering written notice by hand, to such director’s last known business, home, or electronic mail address at least 48 hours in advance of the meeting, or (c) by sending written notice, via reputable overnight courier, to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purpose or purposes of the meeting.
     3.10 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
     3.11 Action by Consent. Any action required or permitted to be taken by the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee thereof, as the case may be, consent to the action in writing or by electronic transmission or transmissions, and the written consent or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof.
     3.12 Committees.
          (a) The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
          (b) Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.
     3.13 Compensation of Directors. Members of the Board and committees thereof may receive such compensation, if any, for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine by resolution or resolutions. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary companies in any other capacity and receiving compensation for such service.
ARTICLE IV
OFFICERS
     4.1 Officers. The officers of the Corporation shall include a President, a Secretary, a Treasurer and such other officers as the Board may from time to time determine, each of whom shall be elected by the Board, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board. Each officer shall hold office for such term as may be prescribed by the Board and until such person’s successor shall have been duly elected and qualified or until such person’s earlier death, resignation, disqualification or removal. Any two or more of such offices may be held by the same person.
     4.2 Resignation and Removal. Any officer may resign at any time by delivering a written resignation to the Corporation at its principal office or to the Ranking Officer or the Secretary of the Corporation. Such resignation shall be effective at the time specified in the notice thereof, or if not specified, upon receipt thereof. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office (excluding, in the event such officer is also a director, such director). Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such resignation or removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.
     4.3 Vacancies. The Board may select a successor to fill any vacancy occurring in any office. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified or until such officer’s earlier death, resignation, disqualification, or removal.
     4.4 Chairman of the Board. The Board may appoint from its members a Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and herein. Unless otherwise provided by these Bylaws, the Chairman of the Board shall preside at all meetings of the Board and stockholders.
     4.5 President. The President shall perform such duties and shall have such powers as the Board may from time to time prescribe.
     4.6 Secretary and Assistant Secretaries. The Secretary of the Corporation shall perform such duties and shall have such powers as the Board may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and to keep a record of the proceedings, to maintain a stock ledger, to prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary shall perform such duties and possess such powers as the Board or the Secretary of the Corporation may from time to time prescribe.
     4.7 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation. The Assistant Treasurers shall perform such duties and possess such powers as the Board or the Treasurer may from time to time prescribe.
     4.8 Compensation. Officers of the Corporation shall be entitled to such compensation, if any, as shall be fixed from time to time by the Board by resolution or resolutions. No officer shall be prevented from receiving such compensation because such officer is also a director of the Corporation.
ARTICLE V
CAPITAL STOCK
     5.1 Stock Certificates. There shall be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates representing such shares; provided,

however, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Every holder of shares of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board or the President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
     5.2 Transfers. Except as otherwise established by any rules and regulations adopted by the Board, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation, or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge, or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
     5.3 Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft, or destruction and the giving of such indemnity, including a bond, as the Board may require for the protection of the Corporation or any transfer agent or registrar.
     5.4 Record Date. In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, the Board may fix a new record date for the adjourned meeting.
ARTICLE VI
INDEMNIFICATION
     6.1 Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article VI as a “Corporate Functionary”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.
     6.2 Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     6.3 Determination of Right to Indemnification. Any indemnification under Sections 6.1 or 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
     6.4 Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 6.1 or 6.2 (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     6.5 Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VI.
     6.6 Right to Indemnification upon Application; Procedure upon Application. Any indemnification under Sections 6.2, 6.3 and 6.4, or any advance under Section 6.5, shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under Sections 6.2, 6.3 or 6.5, a determination is reasonably and promptly made by the Board by majority vote of a quorum consisting of disinterested directors that such Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If no quorum of disinterested directors is obtainable, the Board shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation’s not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article VI shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     6.7 Other Rights and Remedies. The indemnification and advancement of expenses or provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses or may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these bylaws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.
     6.8 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.
     6.9 Mergers. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     6.10 Savings Provision. If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.
ARTICLE VII
GENERAL PROVISIONS
     7.1 Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each calendar year and end on the last day of December of the same calendar year.
     7.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

     7.3 Waiver of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     7.4 Voting of Securities. Except as the Board may otherwise designate, any other officer of the Corporation authorized by the Board may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this Corporation.
     7.5 Evidence of Authority. A certificate by the Secretary of the Corporation, or an Assistant Secretary of the Corporation, as to any action taken by the stockholders, directors, a committee of the Board or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
     7.6 Reliance Upon Books, Reports and Records. Each director, member of any committee designated by the Board and officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected within reasonable care by or on behalf of the Corporation.
     7.7 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly qualified, are qualified by the Certificate of Incorporation and applicable law.
     7.8 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
     7.9 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
     7.10 Examination of Corporate Records. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or principal place of business. Where the stockholder seeks to inspect the books and records of the Corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (a) that the stockholder has complied with the provisions of this section and the DGCL respecting the form and manner of making demand for inspection of such documents and (b) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the Corporation and has complied with the provisions of this section and the DGCL respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection sought is for an improper purpose.
ARTICLE VIII
AMENDMENTS
These Bylaws may be amended or repealed, in whole or part, or new Bylaws may be adopted by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote generally upon the election of directors. The Board shall also have the authority to amend or repeal these Bylaws, in whole or part, or to adopt new Bylaws subject to the foregoing power of the stockholders to amend or repeal such Bylaws or adopt new Bylaws and except as provided by applicable law.